                                     SCHEDULE 14A
                               INFORMATION REQUIRED IN
                                   PROXY STATEMENT


                   Proxy Statement Pursuant to Section 14(a) of the
                            Securities Exchange Act of 1934

                                ---------------------


/X/ Filed by the Registrant
/ / Filed by a party other than the Registrant

/ / Preliminary proxy statement, as amended   / / Confidential, for use of the
/X/ Definitive proxy statement                    Commission only (as permitted
/ / Definitive additional materials               by Rule 14a-6(e)(2))
/ / Soliciting material pursuant to
    Rule 14a-11(c) or Rule 14a-12



                               MISSION WEST PROPERTIES
                                     (Registrant)

                            Commission File Number 1-8383




Payment of filing fee:

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1)     Title of each class of securities to which transaction applies: N/A
                                                                          ------
    (2)     Aggregate number of securities to which transactions applies: N/A
                                                                        --------
    (3)     Per unit price or other underlying value of transaction computed
            pursuant to Exchange Act Rule 0-11:    N/A
                                             -----------------------------------
    (4)     Proposed maximum aggregate value of transaction:   N/A
                                                          ----------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing
    (1)     Amount previously paid:
                                  ----------------------------------------------
    (2)     Form, schedule or registration statement no.:
                                                        ------------------------
    (3)     Filing party:
                        --------------------------------------------------------
    (4)     Date filed:
                      ----------------------------------------------------------

                               MISSION WEST PROPERTIES
                            6815 Flanders Drive, Suite 250
                           San Diego, California 92121-3914

                         -----------------------------------
                         -----------------------------------

                                      NOTICE OF
                           SPECIAL MEETING OF SHAREHOLDERS
                              TO BE HELD AUGUST 5, 1997

                         -----------------------------------
                         -----------------------------------



TO THE SHAREHOLDERS:

    A special meeting of shareholders of Mission West Properties (the
"Company") will be held at the Company's corporate offices, 6815 Flanders Drive, Suite 250, San Diego, California on Tuesday, August 5, 1997, at 9:00 a.m. for the following purposes:

         1. To consider a sale of 6,000,000 shares of the Company's Common Stock for $0.15 per share to a group of private investors led by Berg & Berg Enterprises, Inc.

         2. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

    Only shareholders of record at the close of business on June 9, 1997, will be entitled to vote at the meeting. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE PREVIOUSLY PROVIDED A PROXY.

                                            By Order of the Directors

                                               Katrina L. Thompson
                                                    Secretary





                  THE DATE OF THIS PROXY STATEMENT IS JULY 8, 1997.

                               MISSION WEST PROPERTIES
                            6815 Flanders Drive, Suite 250
                           San Diego, California 92121-3914




                               ------------------------

                                   PROXY STATEMENT
                                         FOR
                           SPECIAL MEETING OF SHAREHOLDERS
                              TO BE HELD AUGUST 5, 1997

                               ------------------------



                                 GENERAL INFORMATION


Your proxy in the enclosed form is solicited by the Board of Directors ("Board" or "Directors") of Mission West Properties, a California corporation (the "Company"), for use at the Special Meeting of Shareholders to be held on August 5, 1997, for the purposes set forth in the accompanying notice and at any adjournment or postponement of that meeting. The mailing of this Proxy Statement and the accompanying form of proxy to shareholders of the Company is expected to commence on or about July 8, 1997.

The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the proposed sale of 6,000,000 shares of the Company's Common Stock at $0.15 per share to a group led by Berg & Berg Enterprises, Inc. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and votes in person.

The cost of soliciting proxies in the enclosed form will be borne by the Company. Solicitation will be made primarily by mail but shareholders may be solicited by telephone, telegraph, or personal contact. The Directors may retain the services of a proxy-soliciting firm for soliciting proxies from those entities holding shares in street name.

                                  VOTING SECURITIES


The outstanding securities of the Company at June 9, 1997 consisted of 1,533,121 shares of Common Stock. Each shareholder of record at the close of business on June 9, 1997, is entitled to one (1) vote for each share of Common Stock then held. Shares of the Company are traded on the American Stock Exchange and on the Pacific Exchange. The following table sets forth the beneficial ownership of the outstanding shares of the Company held at June 9, 1997, by the only persons known to management to be the beneficial owners of more than five (5) percent of these shares, each of the Directors of the Company, each of the executive officers of the Company, and the Directors and executive officers as a group.

                                                      Shares Beneficially
                                                          Owned As of          Percent of
                      Beneficial Owner                    June 9, 1997            Class
         -----------------------------------------    -------------------      ----------
         Alarmguard Holdings, Inc.                         676,050               44.10%
         c/o Michael M. Earley
         550 West "C" Street, Suite 1880
         San Diego, CA  92101

         Byron B. Webb, Jr., Director                      170,123               11.10
         1026 Wall Street
         La Jolla, CA  92037

         J. Gregory Kasun                                  115,114                7.51
         9974 Scripps Ranch Blvd. #192
         San Diego, CA 92131

         Tennenbaum & Co., LLC                              87,200(1)             5.69
         1999 Avenue of the Stars, Suite 1010
         Los Angeles, CA  90067

         William E. Nelson, Director                        76,311                4.98
         7817 Ivanhoe Avenue
         La Jolla, CA  92037

         Katrina L. Thompson, Chief Financial               10,933                0.71
         Officer

         Michael M. Earley, President, Chief                     0                0.00
         Executive Officer, and Director(2)

         Mark G. Foletta, Vice President and                     0                0.00
         Director(2)

         All Directors and executive officers as a         933,417(3)            60.88(3)
         group (5 persons)


    ________________________

          1   Shares owned as of February 28, 1997, the most recent data available.  Obtained from Form 4 as filed with the
              Securities and Exchange Commission.
          2   Messrs. Earley and Foletta are the former CEO and CFO,
              respectively, of Triton Group Ltd., which merged with
              Security Systems Holdings, Inc. effective April 15, 1997 and changed its name to Alarmguard Holdings, Inc.
          3   Includes 676,050 shares held by Alarmguard Holdings, Inc.

ALARMGUARD HOLDINGS, INC./TRITON GROUP LTD.

Alarmguard Holdings, Inc. ("Alarmguard"), successor to Security Systems Holdings, Inc., merged with Triton Group Ltd. ("Triton") effective April 15, 1997; Alarmguard is a publicly owned company, the shares of which are traded on the American Stock Exchange. Michael M. Earley was president, chief executive officer, and a director, and Mark G. Foletta was executive vice president, chief financial officer, and a director of Triton. Messrs. Earley and Foletta currently provide consulting services to Alarmguard through their wholly owned company, Triton Group Management, Inc. In addition to being Directors of Mission West Properties, Messrs. Earley and Foletta provide management services to the Company through Triton Group Management, Inc.

As of June 9, 1997, the Directors and executive officers of the Company owned in the aggregate 62,485 shares of Alarmguard.




                            PROPOSED SALE OF COMMON STOCK


INTRODUCTION

On May 27, 1997, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") by and among a group of private investors led by Berg & Berg Enterprises, Inc. (collectively, the "Purchaser"), and the Company, pursuant to which the Company will sell 6,000,000 shares of the Company's newly issued Common Stock (the "Shares") to the Purchaser for a purchase price of $900,000 in cash, or $0.15 per Share (the "Purchase Price"); this Purchase Agreement was amended (as amended, the "Agreement") effective July 2, 1997 to provide for certain changes to the provision relating to the contemplated distribution to shareholders. The Company's shareholders are being asked to approve the Agreement and the transactions contemplated thereby (the "Transaction"). The Company's obligations under the Agreement are conditioned upon, among other things, approval by the Company's shareholders of the Agreement and the Transaction.

Subsequent to consummation of the Transaction (the "Closing"), the Company is expected to have net assets of approximately $5,100,000 consisting primarily of cash and cash equivalents. Pursuant to the Agreement, the Company plans to declare a cash distribution of up to $3.30 per share to shareholders of record (other than Purchaser) immediately prior to the Closing of the Transaction.
This distribution will be paid to shareholders at a date not sooner than October 20, 1997 and not later than October 30, 1997. Following the Closing of the Transaction, the Company will be controlled by the Purchaser (see "Operation of the Company After the Closing" below).


PROPOSED PURCHASER

The Purchaser constitutes a group led by Berg & Berg Enterprises, Inc., whose principal offices are located at 10050 Bandley Drive, Cupertino, California. Berg & Berg Enterprises, Inc. and its affiliates (the "Berg Group") comprise privately held firms that have designed, developed, and leased office, R&D, and manufacturing buildings and complexes occupied by Silicon Valley technology companies since 1969. Currently, the Berg Group owns and operates more than 3,500,000 square feet of Santa Clara County, California, properties.

In addition to the Berg Group, the Purchaser may include one or more sophisticated investors. Under the terms of the Agreement, Berg & Berg Enterprises, Inc. will identify all such additional participants in the Transaction prior to the Closing.

There is no affiliation between the Company and any person in the group which constitutes the Purchaser.

INTENTION TO DECLARE DISTRIBUTION TO SHAREHOLDERS

Pursuant to the Agreement, the Company has undertaken to declare a cash distribution of not more than $3.30 per share of Common Stock to shareholders of record immediately prior to the Closing Date (the "Distribution"), with the effect that the Purchaser will not participate in such Distribution. The amount of the contemplated Distribution has been determined to represent the value of the anticipated net tangible assets of the Company following the Purchaser's investment. The Distribution is anticipated to be declared immediately following shareholder approval of the Transaction and receipt of the deposit by the Purchaser of the Purchase Price, which is to be paid at such time. In accordance with the Agreement, the Distribution will be paid to shareholders at a date not sooner than October 20, 1997 and not later than October 30, 1997.


BACKGROUND AND REASONS FOR THE TRANSACTION

In contemplation of completion of the sale of all of the Company's real estate assets, the Board of Directors continued to consider the Company's strategic alternatives following such transaction. The possible courses considered included business or asset acquisitions, a sale of the Company, a business combination with another entity, or an outright liquidation. Representatives of the Purchaser first expressed an interest in a transaction with the Company in early 1997, proposing that the Company establish a liquidating trust and transfer all remaining assets to such an entity prior to an investment by the Purchaser. Inasmuch as the sale of the remaining real estate assets was expected to be concluded in early May, Management of the Company believed that the expense associated with a liquidating trust could be avoided and the Purchaser proposed an investment in the Company on the terms of the Transaction.

The Board of Directors was advised of the Purchaser's interest prior to a meeting on April 28, 1997, at which time it was the sense of the meeting that Management, together with the Company's financial advisor, should continue discussions with the Purchaser while considering other possible transactions.
As a part of this process, representatives of the Company and the Company's financial advisor met with the Purchaser at its offices and toured a number of the Purchaser's real estate holdings. Counsel to the Purchaser and the Company were at the same time reviewing drafts of a proposed Stock Purchase Agreement. Inasmuch as it was the Board of Director's desire to agree with Purchaser upon a finite distribution to shareholders of record immediately prior to the Closing of the Transaction, representatives of the Company and the Purchaser reviewed extensive cash flow projections for the Company and the terms of the Transaction were structured so that, of the $900,000 to be paid by the Purchaser for the Shares, $750,000 of this amount plus the value of the tangible net assets of the Company immediately prior to the Closing of the Transaction would be distributed to shareholders excluding the Purchaser.

At a meeting on May 23, 1997, the Board of Directors again considered the terms of the Transaction. After hearing presentations from Management, legal counsel, and the Company's financial advisor, the Board authorized the proper officers of the Company to execute the Agreement on behalf of the Company. The Board also set a record date of June 9, 1997 for a special meeting of shareholders to be held in July, or at such other time as necessary, and authorized the preparation and filing with the Securities and Exchange Commission of preliminary proxy material relating to the Special Meeting.

During June 1997, the Company and the Purchaser held several discussions regarding the Transaction and determined that, to best meet applicable stock exchange requirements and the objectives of the parties, a postponement of the Distribution the shareholders would be appropriate. In return for this postponement, the Purchaser agreed to the Company's distribution of the remaining $150,000 of the $900,000 stock purchase price to the Company's shareholders (other than Purchaser).

The Board of Directors has determined unanimously that the Transaction under the terms of the Agreement is in the best interests of the Company and its shareholders. In making this determination, the Board considered the other potential strategic transactions entertained by Management and the Company's financial advisor, the possible terms of such transactions, the balancing of an immediate substantial cash distribution to shareholders against the desire by some potential interested parties in retaining substantial assets in the Company subsequent to a transaction, the risks and uncertainties associated in evaluating the business plans of potentially interested parties where substantial assets of the Company would be at risk to support such other businesses, and the opinion from the Company's financial advisor that the Transaction is fair to the Company's shareholders from a financial point of view. In addition, the Board considered the business background and track record of the Purchaser, the opportunity for the Company's shareholders to continue to own a minority interest in the Company following distribution of substantially all of the Company's tangible net worth (including a majority of the Purchase Price) to Shareholders other than the Purchaser as well as the negotiated ability to respond to inquiries from other parties and, ultimately, to terminate the Transaction by exercising a "fiduciary out" in the event the Board determines that there exists a superior transaction for the Company and its shareholders.


OPINION OF FINANCIAL ADVISOR

The Company has retained Slusser Associates, Inc. ("Slusser") as its financial advisor in connection with the Board's evaluation of the Company's strategic alternatives. Slusser was selected by the Board of Directors to assist the Board in reviewing expressions of interest; however, Slusser did not recommend a particular form of transaction. Slusser has rendered its opinion (the "Fairness Opinion") that the proposed Transaction is fair to the Company's shareholders from a financial point of view. The full text of the Fairness Opinion, which includes a description of the procedures employed by Slusser in rendering the Fairness Opinion, is attached hereto as Exhibit A.

Slusser, as a customary part of its investment banking business, is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate, and other purposes. Slusser will receive a fee for services to the Company in connection with the Transaction of approximately $150,000, part of which is contingent upon a closing of the Transaction. Said firm has, in the past, provided financial advisory services to the Company, including assisting the Company in its sale of real estate assets to Spieker Properties, L.P., and has received fees for rendering these services.


SUMMARY OF THE AGREEMENT

The following summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, as amended, a copy of which (without the Appendices thereto) is attached hereto as Exhibit B.

CLOSING

The Closing is scheduled to occur in August 1997, subject to extension in certain cases by both parties.

PURCHASE PRICE

The purchase price for the Shares being sold is $900,000, payable in cash upon shareholder approval of the Transaction (the "Effective Date").

REPRESENTATIONS AND WARRANTIES

The Agreement contains representations and warranties by the Company customarily made by issuers in transactions similar to the Transaction, including representations and warranties relating to (i) the Company's organization and good standing, (ii) the absence of litigation or any notice of violation of any applicable regulation or law (including environmental) or undisclosed liabilities, and (iii) the accuracy and completeness of all documents filed with the Securities and Exchange Commission.

CERTAIN COVENANTS PRIOR TO CLOSING

The Company and Purchaser have agreed, prior to Closing, to cooperate in the obtaining of any approvals or consents necessary to close the Transaction.

CONDITIONS TO CLOSING

The obligations of the Purchaser are subject to satisfaction of certain conditions including (i) accuracy of the Company's representations and warranties at the time of Closing, (ii) compliance with applicable securities laws, and (iii) approval for listing of the Shares on the American Stock Exchange and the Pacific Exchange, Inc.

FIDUCIARY OUT

The Agreement prohibits the Company from actively marketing the Company's stock but provides that the Company is entitled to respond to unsolicited inquiries from third parties. The Agreement also provides, however, that until the Effective Date, the Company may provide financial information about the Company to third parties who request such information and who have signed a confidentiality agreement.

In the event any such third party makes an offer to purchase all or substantially all of the Company's stock or proposes a business combination or other transaction on terms that the Company's Board of Directors determines are economically superior to the Purchaser's offer such that acceptance of the offer would be required in the exercise of the Board's fiduciary obligations to the Company's shareholders, then the Company shall have the right (the "Fiduciary Out") to terminate the Transaction.

If the Company elects to exercise its Fiduciary Out, the Company will pay to the Purchaser a fee of $250,000 as compensation for the Purchaser's loss of the opportunity to purchase the Shares. The $250,000 will be payable within two days after Purchaser's request therefore following the Company's exercise of its Fiduciary Out.

DISTRIBUTION TO SHAREHOLDERS

In accordance with the Agreement, the Company intends to declare a cash distribution of not more than $3.30 per share of Common Stock to shareholders of record immediately prior to the Closing Date, with the effect that the Purchaser will not participate in such Distribution (see "Intention to Declare Distribution to Shareholders" above). In accordance with the Agreement, the Distribution will be paid to shareholders at a date not sooner than October 20, 1997 and not later than October 30, 1997.

SHAREHOLDER AGREEMENTS

The Company's largest shareholder, Alarmguard Holdings, Inc., and Directors Nelson and Webb hold an aggregate of 922,484 shares (60.17%) of the Company's issued and outstanding shares, have agreed to vote their shares to approve the Agreement and the Transaction, subject to the exercise of the Fiduciary Out.

OTHER AGREEMENTS

Alarmguard (see "Voting Securities -- Alarmguard Holdings, Inc./Triton Group Ltd." above) has agreed that upon a cash distribution to shareholders (see "Intention to Declare Distribution to Shareholders" above), Alarmguard will accept a note payable from the Company in lieu of $300,000 cash of the Distribution. This note represents a receivable that the Company will collect after the anticipated Distribution date, but that will be a portion of the Distribution amount. In the event a portion of the receivable is not collected, the amount of the cash Distribution payable to Alarmguard will be reduced by the same amount.


FEDERAL INCOME TAX CONSEQUENCES

FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS

The sale of the Shares to the Purchaser will not have a direct federal income tax consequence to the Company or its shareholders. Assuming the Company distributes a significant portion of the resulting cash to the shareholders, as planned, such Distribution will be a taxable transaction to the shareholders for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign, and other tax laws. In general, for federal income tax purposes, a shareholder would recognize dividend income to the extent of the Company's current or cumulative earnings and profits; thereafter, the Distribution would be considered a return of capital, reducing the basis of the stock owned (capital gain would result if distributions are in excess of the shareholder's basis in the stock). Any such Distribution would be aggregated with the distribution made by the Company in February 1997 for purposes of the foregoing analysis. A gain or loss on sale would be realized by a shareholder at the time he/she sells the stock and would be equal to the difference between the shareholder's sales proceeds and the basis of the stock owned.

The federal income tax discussion set forth above is included for general information purposes only and may not apply to taxpayers with special circumstances such as shareholders who are not citizens or residents of the United States. The tax consequences to shareholders may vary depending on the actions of the Company following consummation of the Transaction. No information is provided herein as to state, local, foreign, or other tax consequences. Shareholders should consult their own tax advisors to determine the particular federal, state, local, foreign, and other tax consequences to them of the sale of Shares and Distribution contemplated by the Agreement and subsequent actions of the Company.


VOTE REQUIRED

The affirmative vote of holders of a majority of the outstanding shares of the Company's stock, either voting in person or by proxy, is necessary to approve the Agreement and the Transaction. Shareholders holding an aggregate of 922,484 shares (60.17%) of the Company's outstanding shares have agreed to vote their shares to approve the Agreement and the Transaction (see "Summary of the Agreement -- Shareholder Agreements" above). Because approval by a majority of the outstanding shares is required, broker non-votes and abstentions effectively will be votes against the Agreement and the proposed Transaction.


RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company believes the consummation of the Transaction is in the best interests of the Company and its shareholders, and recommends that the shareholders of the Company vote to approve the Agreement and the Transaction. The Board of Directors believes the purchase price for the Shares is fair and equitable to the Company and its shareholders. In recommending that shareholders approve the Agreement and the Transaction, the Board considered the prospects for effecting a business combination transaction, and expressions of interest in acquiring the Company from independent third parties as well as advice from the Company's financial advisors and the Fairness Opinion rendered by Slusser (see "Background and Reasons for the Transaction" above).

    THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED TRANSACTION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND
    RECOMMENDS A VOTE IN FAVOR OF THE AGREEMENT AND THE TRANSACTION.


INTEREST OF CERTAIN PERSONS IN THE TRANSACTION

The Company is a party to employment separation agreements with three past or present executive officers under which such individuals will receive consulting payments equal to the individual's annual base salary immediately before termination, paid in a lump-sum or monthly installments for a period of from 12 to 24 months. The individuals are also entitled to receive medical insurance coverage during the consulting period with the Company paying one-half of the premium costs. Following the Closing of the Transaction, the Company will pay all remaining benefits to which the individuals are entitled under the separation agreements in a lump-sum.


OPERATION OF THE COMPANY AFTER THE CLOSING

As of the Effective Date, after satisfying its accrued liabilities, the Company will have net assets of approximately $5,100,000 consisting primarily of cash and cash equivalents, and will have no operating assets. Pursuant to the

Agreement, an amount not to exceed approximately $5,060,000, or $3.30 per share, will be distributed to shareholders on or before October 30, 1997.

After the Closing of the Transaction, the Company's current Board of Directors intends to resign in accordance with the Agreement and a new Board of Directors will be designated by the Purchaser. The Purchaser has advised the Company that Purchaser intends, when reasonably practicable after the Closing, to cause the Company to engage in the real estate business through the ownership and leasing of office/R&D real estate, which Purchaser and/or Purchaser's affiliates presently own and which will be exchanged for equity interests in the Company on terms negotiated between Purchaser and the Company. Such future exchanges of real property, if any, will be subject to applicable California and federal law and the regulations of stock exchanges or other markets on which the Company's Common Stock is traded. There can be no assurance that any such further exchanges of real property will be accomplished due to such laws and regulations, real estate market conditions, stock mark conditions, or other factors. Following the Closing, in the absence of acquisitions of real property or other operations, the Company's Common Stock will no longer meet the listing requirements of the American Stock Exchange and the Pacific Exchange, Inc. In such event, it is likely that the Company's Common Stock will be delisted and there may no longer exist a trading market for the Common Stock.

Following the Closing, the Purchaser will own approximately 80 percent of the Company's outstanding Common Stock. As a result, the Purchaser will have the power to elect a majority of the Company's Directors and will be able to determine the outcome of any vote of shareholders.





                                    OTHER MATTERS


The Directors know of no other matters to be presented for action at the special meeting. As to any matter that may properly come before the meeting, the proxies confer discretionary authority on the persons named therein and those persons will vote the proxies in accordance with their best judgment with respect thereto.


                                       By Order of the Directors

                                          Katrina L. Thompson
                                             Secretary



July 8, 1997
San Diego, California

SLUSSER ASSOCIATES, INC.                                               EXHIBIT A
One Citicorp Center, Suite 5100
153 East 53rd Street
New York, New York 10022

(212) 355-5233 - Fax (212) 752-3646

Peter Slusser


            CONFIDENTIAL

            May 23, 1997

            Board of Directors
            Mission West Properties
            6815 Flanders Drive, Suite 250
            San Diego, California 92121

            Gentlemen:

            You have requested our opinion from a financial point of view concerning the fairness of the transaction described below to the present stockholders of Mission West Properties (the "Company"). The Company and a Group of Investors led by Berg & Berg Enterprises, Inc. ("Berg & Berg") plan to enter into a Stock Purchase Agreement to be dated May 27, 1997 (the "Agreement") pursuant to which Berg & Berg will acquire from the Company shares of Common stock representing controlling interest in the Company with a view to engaging in real estate activities through the Company as a Real Estate Investment Trust within the meaning of
            Section 856 of the Internal Revenue Code of 1986, as amended. We understand that, pursuant to the Agreement, Berg & Berg will acquire from the Company, 6,000,000 shares of Common Stock as fifteen cents ($0.15) per share, for total consideration of $900,000. It is our understanding that $750,000 of the proceeds of this sale of stock will be distributed to the presently outstanding Shares of Mission West (approximately 1,533,000 shares) along with other cash items net of expenses and repayment of debts which are held in the Company's balance sheet.

            In connection with this opinion, we have made such reviews, analysis and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things we have:

            1. Reviewed certain publicly available financial statements and other information of the Company;

            2. Made certain inquiries as to the financial status of Berg & Berg and its primary owner;

            3. Reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by management, including management's estimate of current and future cash flows;

            4. Reviewed with management their estimates as to the possible cash distribution available to Shareholders pursuant to the Agreement;

            5. Compared the financial performance of the Company and the prices and trading activity of the Company's common stock with that of certain other generally comparable publicly-traded companies and their securities;

            Mission West Properties
            Page Two
            May 23, 1997


            6. Reviewed the terms of recent negotiations for the value of the Company without operating assets;

            7. Reviewed the terms, to the extent publicly available, or certain generally comparable transactions;

            8. Reviewed the expenses exclusive of underwriting commissions of selected recent small public offerings;

            9. Met with representatives of the Company and Berg & Berg along with a representative of the Magellan Group, Inc., real estate advisors;

            10.    Reviewed the Agreement; and

            11. Conducted such other studies, analysis and inquiries as we deemed appropriate.

            We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have assumed and relied upon the accuracy of the estimates by management as to the amount of the cash to be distributed to the Shareholders, without assuming any responsibility for independent verification or calculation thereof. In connection with such estimates and with respect to the financial projections for the Company, we have relied upon and assumed, without independent verification, that they have been reasonably prepared and reflect the best currently available data and judgments of management. We have not performed an appraisal of the physical assets of the Company or its subsidiaries for the purposes of this opinion.

            We have acted as financial advisor to the Board of Directors of the Company in respect to the transaction outlined in the Agreement.
            We will receive a fee for our services. We have in the past provided financial advisory services to the Company, and we have received fees for rendering these services.

            Based upon the foregoing, and in reliance thereon, it is our opinion that the above described proposed transaction is fair from a financial point of view to the present Mission West shareholders as of the date of this letter.

            Slusser Associates, Inc. as a customary part of its investment banking business is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. This letter is prepared solely for the use of the Board of Directors of Mission West Properties.

                                            Very Truly Yours,

                                            Slusser Associates, Inc.



                                            By  /s/   Peter Slusser
                                                ------------------------

                                                                    Exhibit B


                               STOCK PURCHASE AGREEMENT



    THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 27th day of May, 1997, by and between a group of private investors identified on Appendix I to this Agreement, as amended hereunder, (the "Schedule of Purchasers") (individually a "Purchaser" and collectively "Buyer"), which is led by Berg & Berg Enterprises, Inc., a California corporation ("Buyer's Representative"), on one hand, and Mission West Properties, a California corporation (the "Company") and the shareholders of the Company identified on Appendix II to this Agreement (the "Holders"), on the other hand.



                                   R E C I T A L S

    A. The Company has recently sold substantially all of its operating assets.

    B. Buyer would like to acquire from the Company shares of Common Stock representing a controlling interest in the Company with a view to engaging in real estate activities through the Company as a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code").

    C. The Holders own, in the aggregate, approximately 60% of the outstanding voting stock of the Company.


                                  A G R E E M E N T


    The parties to this Agreement agree as follows:

1.  AUTHORIZATION AND SALE OF COMMON STOCK.

    1.1 AUTHORIZATION OF THE SHARES. The Board of Directors of the Company has approved and authorized for issuance 6,000,000 shares of the Common Stock of the Company (the "Shares").

    1.2 SALE OF THE SHARES. Subject to the terms and conditions hereof, on the Closing Date, the Company will issue and sell to each Purchaser, and each Purchaser agrees, severally, to purchase from the Company, the number of Shares of Common Stock specified opposite such Purchaser's name on the Schedule of Purchasers as of the Closing Date at a purchase price of Fifteen Cents ($0.15) per share for the aggregate purchase price set forth opposite each such Purchaser's name. The Company agrees that Buyer may amend the Schedule of Purchasers from time to time prior to the Effective Date (as defined in Section 2.1) in the sole discretion of Buyer's Representative.

    1.3 SEPARATE AGREEMENTS. The Company's agreement with each Purchaser is a separate agreement, and the sale of the shares of Common Stock to each Purchaser is a separate sale.

2.  EFFECTIVE DATE; CLOSING DATE; DELIVERY

    2.1 EFFECTIVE DATE. Upon execution and delivery of this Agreement by the Company and approval of this Agreement and all of the transactions contemplated hereby by the Board of Directors of the Company (the "Board of Directors"), the Company, the Board of Directors, and the Holders shall perform timely all covenants set forth in Sections 5.3, 5.4 and 5.5, and, in particular, within five (5) business days following the execution and delivery of the Agreement, they shall set a record date for a meeting of the shareholders of the Company to consider and vote upon the transactions contemplated by this Agreement and file with the Securities and Exchange Commission (the "SEC") preliminary proxy material relating to such meeting. The date of the shareholders meeting shall be the "Effective Date". Buyer, through Buyer's Representative, shall advance $900,000 to the Company on the Effective Date, if the Company or the Holders are not then in default under this Agreement and the shareholders shall have approved the transactions contemplated hereby. The amount of such advance shall be credited against the purchase price for the Shares at the Closing.

    2.2 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "Closing") with each of the Purchasers shall be held at the offices of Graham & James LLP, 600 Hansen Way, Palo Alto, California, at 10:00 a.m. on the date two (2) business days following the record date for the dividend declared pursuant to Section 6.5, or at such other time and place to which the Company and Buyer's Representative may agree upon orally or in writing (the "Closing Date").

    2.3 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate representing the Shares to be purchased by such Purchaser from the Company (which shall be issued in such Purchaser's name as set forth on the Schedule of Purchasers) against payment of the purchase price therefor by credit of the amount advanced by Buyer pursuant to Section 2.1.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company hereby represents and warrants to each Purchaser that, subject to and except as set forth in a Schedule of Exceptions (the "Schedule of Exceptions") delivered to the Purchasers, specifically identifying the relevant subsections hereof:

    3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties.

    3.2 SUBSIDIARIES. Other than Mission West Executive Aircraft Center, Inc. and MIT Realty, Inc. (the "Company Subsidiaries") which are wholly owned by the Company, the Company does not own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity. As used in this Section 3, references to the Company include the Company Subsidiaries. The Company is not a participant in any joint venture, partnership, or similar arrangement.

    3.3 CAPITALIZATION. The authorized capital stock of the Company as of the Effective Date will consist of 10,000,000 shares of Common Stock, of which 1,533,121 shares are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Company has reserved 6,000,000 shares for issuance hereunder. Except for the foregoing, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

    3.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, sale and issuance of the Shares pursuant hereto has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

    3.5 VALID ISSUANCE OF COMMON STOCK. The Shares that are being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, and under applicable state and federal securities laws.

    3.6 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of the Articles of Incorporation, or Bylaws of the Company, nor is the Company in violation or default of any term of any contract, agreement, instrument, judgment, decree, order, statute, rule or regulation (collectively, "Instruments and Laws") to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions pursuant hereto, will not result in a violation of or be in conflict with the Articles of Incorporation, as amended, or the Bylaws of the Company or constitute, with or without the passage of time and giving of notice, a material default under any such Instrument or Law, except where such violations or defaults, singularly or in the aggregate, would not have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Company, require any consent or waiver (which has not been obtained) under any such Instrument or Law, or result in the creation of any lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such Instrument or Law.

    3.7 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company.

    3.8 GOVERNMENTAL CONSENT, ETC. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing (other than filing a proxy statement with the SEC with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

    3.9 COMPANY SEC INFORMATION. As of their respective filing dates (except as thereafter amended) all documents that the Company has filed with the SEC ("Company SEC Documents") have complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and none of the Company SEC Documents has contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed Company SEC Document.

    3.10 OFFERING. Subject in part to the truth and accuracy of each Purchaser's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements under Section 5 of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

    3.11 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, loans, liens and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

    3.12 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. All such returns and reports are true and correct in all material respects. The Company has paid in full all taxes and other assessments due.

    3.13    COMPLIANCE WITH APPLICABLE LAWS.

            (a) The Company and its properties, assets, operations and business have been operated and are in compliance with all applicable statutes, laws, ordinances, administrative orders, rules and regulations of any Governmental Authority and any filing requirements relating thereto, except for violations that would not, individually and in the aggregate, have a material adverse effect on the Company or prevent or materially delay the Closing, including Environmental and Safety Laws. No investigation or review by any Governmental Authority with respect to the Company is pending or, to the knowledge of the Company, threatened.

            (b) The Company has obtained all permits, licenses and other authorizations from Governmental Authorities that are required with respect to the operation of its business and the ownership of its assets under applicable laws, including Environmental and Safety Laws, other than any permits, licensees or authorizations the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of the Closing. The Company is in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations.

            (c) There are no past or present or, to the knowledge of the Company, future events, conditions, circumstances, activities, practices, incidents, actions or plans that are reasonably likely to interfere with or prevent compliance or continued compliance by the Company with any Environmental and Safety Laws governing the Company's present and currently contemplated future operations or with any law, judgment, injunction, notice of demand letter issued, entered, promulgated or approved thereunder, (ii) give rise to any liability of the Company under any Environmental and Safety Law governing the Company's past, present and currently contemplated future operations or (iii) otherwise form the basis of any litigation, hearing, notice of violation, study or investigation against or affecting the Company, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance.

            As used in this Section 3.13:

            "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court, governmental or administrative agency or commission or other governmental agency, authority, instrumentality or regulatory body.

            "HAZARDOUS SUBSTANCE" shall mean "hazardous substance" as defined in any law, rule or regulation applicable to such substance of any Governmental Authority.

            "ENVIRONMENTAL AND SAFETY LAWS" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, or toxic or hazardous substances or wastes into the environment, including ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, or toxic or Hazardous Substances or Hazardous Wastes or the clean-up or other remediation thereof.

    3.14 APPROVAL BY BOARD OF DIRECTORS. The Board of Directors has approved this Agreement and all of the transactions contemplated by this Agreement.

    3.15 FINANCIAL STATEMENTS. The Company has delivered to Buyer's Representative true and accurate copies of (i) the Company's audited balance sheet as of November 30, 1996 (the "Audited Balance Sheet") and the related statements of operations and cash flows for the fiscal year then ended (the "Audited Income Statement"; together with the Audited Balance Sheet, the "Audited Financial Statements"), (ii) the unaudited balance sheet of the Company as of February 28, 1997 (the "Unaudited Balance Sheet"), and the related unaudited statements of operations and cash flows of the Company for the three-month period ended at the date of the Balance Sheet, all certified by the Chief Financial Officer (the "Unaudited Income Statement"; together with the Unaudited Balance Sheet, the "Unaudited Financial Statements"), and (iii) a Pro Forma Balance Sheet stated as of the Effective Date (the "Pro Forma Balance Sheet"). (The Audited Financial Statements, the Unaudited Financial Statements, and the Pro Forma Balance Sheet are referred to collectively as the "Financial Statements".) The Financial Statements are in accordance with the books and records of the Company, have been prepared in conformity with generally accepted accounting principles consistently applied (except as described in the notes included therein and except that the Unaudited Financial Statements, and the Pro Forma Balance Sheet do not have notes thereto), and fairly present the financial condition of the Company as of the dates thereof and the results of its operations for the periods then ended, subject, in the case of the Unaudited Financial Statements, to year-end adjustments.

    3.16 CASH FORECAST. The Company has delivered to Buyer's Representative a Monthly Cash Forecast dated as of May 23, 1997 (the "Cash Forecast"), which is true and accurate in all respects taking into account the past and currently projected operations of the Company, except for the omission of additional distributions to the Company's shareholders as contemplated in Section 6.5.

    3.17 UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise, except (i) as set forth or reflected on the Financial Statements (or described in the notes thereto) or the Cash Forecast, (ii) for purchase contracts and orders for supplies or services in the ordinary course of business, (iii) for liabilities and obligations incurred in the ordinary course of business not exceeding $10,000 in the aggregate and not disclosed on the Schedule of Exceptions; PROVIDED that such Schedule discloses the nature of such liability.

4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

    Each Purchaser severally represents and warrants to the Company as follows:

    4.1 EXISTENCE AND POWER. Purchaser, if a corporation, partnership or limited liability company, is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state under which it was organized, with full power and authority to enter into this Agreement and to perform its obligations under this Agreement.

    4.2 AUTHORIZATION. Purchaser's execution, delivery and performance of this Agreement, and the consummation by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate, partnership or limited liability company action of the Purchaser. Purchaser has authorized Buyer's Representative to act on Purchaser's behalf in the manner specified in this Agreement.

    4.3 BINDING EFFECT. This Agreement has been duly executed and delivered by Purchaser, and constitutes a valid and binding agreement of Purchaser.

    4.4 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the articles of incorporation, bylaws, partnership agreement or operating agreement of Purchaser; (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any court or governmental or regulatory authority; (c) to the best knowledge of Purchaser, result in a default (give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets may be bound, except for defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; or (d) to the best knowledge of Purchaser, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser; or any of its assets; PROVIDED, that the foregoing clauses (b), (c) and (d) shall not apply to requirements, defaults or violations which would not have a material adverse effect on the business, operations or financial condition of Purchaser.

    4.5 BROKERS' FEES. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Buyer or Purchaser who might be entitled to any fee or commission from the Company or any of the Holders upon consummation of the transactions contemplated by this Agreement.

    4.6 SUITABILITY. Purchaser is an "accredited investor" or is represented by a "purchaser representative" as defined in Regulation D promulgated under the Securities Act.

    4.7 INVESTMENT. Purchaser is acquiring the number of Shares set forth opposite Purchaser's name on the Schedule of Purchasers for investment for Purchaser's own account and not with a view to, or for, resale in connection with, any distribution of the Shares, and Purchaser has no present intention of selling or distributing any of such Shares. Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the BONA FIDE nature of Purchaser's investment intent as expressed herein.

    4.8 RULE 144. Purchaser acknowledges that, because they have not been registered under the Securities Act, the Shares constitute "restricted securities" as defined in Rule 144(a)(3) and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the issuer, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a ""market maker" (as provided by Rule 144(f)) and the number of securities being sold during any three-month period not exceeding specified limitations (unless the securities satisfy the requirements of Rule 144(k)).

5.  ADDITIONAL COVENANTS OF THE COMPANY AND THE HOLDERS

    5.1 NON-SOLICITATION; EXCLUSIVITY; BREAK-UP FEE. Neither the Company nor the Holders shall, directly or indirectly, initiate contact with, solicit or, encourage any inquiries or proposals by, or negotiations with, any person or entity (other than Buyer) in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of all or any of the Shares, nor shall the Company or the Holders sell, agree to sell or arrange for the sale of any shares of Common Stock during the term of this Agreement. Notwithstanding the foregoing, the Company may, if counsel to the Company advises that it is necessary for the Board of Directors of the Company, in accordance with its fiduciary duties, (i) furnish information concerning the Company to any corporation, partnership, person or other entity or group, who or which may request such information pursuant to appropriate confidentiality agreements; and
(ii) engage in discussions and negotiations with such person or entity; provided, however, that the Company shall give prior notice to Buyer as promptly as practicable of its intent to furnish such information or to enter into discussions and negotiations with such person or entity. The Company shall promptly thereafter communicate to Buyer the terms of any proposal or inquiry made with respect to any Acquisition Proposal and the identity of the party making the Acquisition Proposal. If the Company accepts any Acquisition Proposal or if the company otherwise terminates this Agreement prior to the Effective Date, the Company will pay to Buyer a cancellation or "break-up" fee of Two Hundred Fifty Thousand Dollars ($250,000) within two (2) days after Buyer's Representative requests in writing the payment of such fee. The Company agrees that the amount of such fee is reasonable and appropriate in light of the circumstances existing and applicable to the parties hereto as of the date of this Agreement. The provisions of this Section 5.1 shall cease to apply after the Effective Date.

    5.2 MATERIAL TRANSACTIONS. Except as otherwise contemplated by this Agreement, during the term of this Agreement, the Company shall not enter into any transaction outside the ordinary course and scope of its current business activity or incur any item or amount of expense that is not set forth in the Cash Forecast without the prior written consent of Buyer's Representative.

    5.3 SHAREHOLDER APPROVAL. Subject to the terms and conditions contained herein, this Agreement shall be submitted for approval to the holders of voting stock of the Company at a meeting to be duly held for this purpose by the Company (the "Company Meeting"). If the Company shall not have terminated this Agreement pursuant to Section 5.1 prior to the Company Meeting, the Company, the current Board of Directors, and the Holders shall recommend that the shareholders of the Company approve and adopt this Agreement and the transactions contemplated hereby, and such recommendation shall be contained in a proxy statement acceptable to Buyer's Representative and its legal counsel.

    5.4 VOTING AGREEMENTS. If the Company shall not have terminated this Agreement pursuant to Section 5.1 previously, each Holder severally agrees with, and covenants to, Buyer at any meeting of shareholders of the Company called to vote upon the Agreement (the "Company Meeting") or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Agreement is sought, such Holder shall vote or cause to be voted such Holder's shares of Company voting stock in favor of the Agreement and the approval of the terms thereof, and each of the other transactions contemplated by the Agreement.

    5.5 BOARD OF DIRECTORS OF THE COMPANY; OFFICERS. The Board of Directors shall take action necessary immediately as of the Closing Date to fix the number of directors constituting the Board of Directors to be at least five
(5) members, and to cause three (3) individuals designated by Buyer's Representative to be elected as directors of the Company to replace existing directors who shall resign as of the Closing Date. In addition, all executive officers of the Company shall resign as of the Closing Date. Katrina Thompson must agree to stay with the Company for at least thirty (30) days after the Effective Date, as part of her severance agreement with the Company, to assist with financial matters of the Company upon request by Buyer's Representative.

    5.6 INVESTIGATION. Upon reasonable notice, the Company shall afford to Buyer's Representative and to its officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Date or the date of termination of this Agreement, to its plants, properties, contracts, commitments, books and records (including, but not limited, to tax returns) and to the employees and accountants of the Company responsible for such matters, and shall use its reasonable best efforts to cause its representatives to furnish promptly to Buyer's Representative such additional financial and operating data and other information as to its businesses and properties as Buyer's Representative or its duly authorized representatives may from time to time reasonably request.

    5.7 SHELF REGISTRATION. As promptly as practicable upon request by Buyer's Representative, or any group of Purchasers who are record holders, in the aggregate of not less than 250,000 shares at any time following the Closing Date, the Company shall file and cause to be declared effective a "shelf" Registration Statement on any appropriate form pursuant to rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act for all the Shares ("Registrable Securities"), which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof (which shall not include an underwritten offering). The Company agrees to use its best efforts to keep such Registration Statement continuously effective and usable for resale of Registrable Securities for a period of twelve (12) months from the date on which the SEC declares such Registration Statement effective, or such shorter period which will terminate when all the Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144. The Company will pay all registration expenses in connection with all registrations of Registrable Securities pursuant to this Agreement upon the written request of any of the Purchasers, and each Purchaser shall pay all commissions and transfer taxes, if any, relating to the sale or disposition of such Purchasers' Registrable Securities pursuant to the Registration Statement. For this purpose:

            "REGISTRATION EXPENSES" mean any and all expenses of the Company incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and securities exchange registration and filing fees,
(ii) all printing, messenger and deliver expenses, (iii) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, and the fees and disbursements of counsel for the Company and of its independent public accountants, but excluding underwriting discounts and commissions and transfer taxes, if any.

    5.8 TAX RETURNS. Prior to the Effective Date the Company agrees to prepare and file its federal and all required state income tax returns for the tax year ended November 30, 1996.

6.  CERTAIN MUTUAL COVENANTS.

    6.1 CLOSING CONDITIONS. The Company, the Holders and Buyer shall use their respective best efforts to cause the conditions precedent to the Closing to be fulfilled.

    6.2 CONSENTS AND APPROVALS. Prior to the Closing, the Company, the Holders and Buyer shall use their respective best efforts to obtain the authorizations, consents, orders and approvals of federal, state and local regulatory bodies and officials, courts and other third parties that may be necessary for the performance of their respective obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, and shall cooperate fully with each other in seeking promptly to obtain such authorizations, consents, orders and approvals as may be necessary for the performance of their respective obligations pursuant to this Agreement.

    6.3 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. Through the Closing Date, except to the extent required by applicable law or stock exchange rules, and except for a form of press release acceptable to all parties, no party to this Agreement shall make any public announcement with respect to this Agreement or the transactions contemplated in this Agreement or otherwise communicate with any third party, including, without limitation, news media, without prior notification to the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

    6.4 FURTHER ACTION. Each of the parties to this Agreement shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated in this Agreement or, at or after the Closing Date, to evidence the consummation of the transactions contemplated in this Agreement. Each of the parties to this Agreement shall take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to satisfy the conditions to this Agreement and to obtain in a timely manner all necessary waivers, consents, and approvals and to effect all necessary registrations and filings.

    6.5 DISTRIBUTION TO COMPANY SHAREHOLDERS. Within two (2) business days after the Effective Date, the Board of Directors of the Company will declare a distribution to shareholders which shall not exceed $4,914,000 in the aggregate; including the distribution of a note payable by the Company in the principal amount of $300,000 (or such lesser amount as is received from Spieker Properties by the Company with respect to a note for the same amount subsequent to the date of this Agreement "the Spieker Properties Note Receivable") to Alarmguard Holdings, Inc. in lieu of cash of like amount. Such distribution will be payable to shareholders of record of the Company as of a date as soon as practicable following the Effective Date (and prior to the Closing Date) such that Buyer will not be entitled to exercise any portion thereof. Prior to the Effective Date Alarmguard Holdings, Inc. shall agree in writing to receive a distribution of the lesser of (i) the face amount of such Company note and (ii) the net proceeds realized by the Company from the Spieker Properties Note Receivable in lieu of cash.

    6.6 POST-CLOSING OPERATIONS. When reasonably practicable after the Closing Date, the Buyer will cooperate with the Company to engage in the real estate business through the ownership and leasing of more than 1,500,000 square feet of office/R&D real estate, which Buyer and/or Buyer's affiliates presently own and will be held in an entity in which the Company will receive equity interests and Buyer and/or Buyer's affiliates will receive equity interests convertible into shares of the Company's Common Stock, all upon terms and conditions to be determined by the Company and Buyer, or Buyer's affiliates.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. Except to the extent expressly waived in writing by Buyer, all obligations of Buyer under this Agreement are subject to the fulfillment, at or before the Closing, of all of the following conditions:

    7.1 REPRESENTATION AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

    7.2 PERFORMANCE. The Company and the Holders shall have performed in all material respects each of their respective obligations to be performed on or prior to the Closing pursuant to this Agreement.

    7.3 NO CONFLICT. Neither the Company nor any of its assets shall be subject to or obligated under its Articles of Incorporation or Bylaws or under any material contract, lease or other instrument or any license, franchise or permit, or subject to any statute, rule, order or decree, which would be defaulted, breached, terminated, forfeited or violated by or in conflict (or upon the failure to give notice or the lapse of time, or both, would result in a default, breach, termination, forfeiture or conflict) with its execution and performance of this Agreement and the transactions contemplated hereby. Except as contemplated under this Agreement, no consent of any person not a party to this Agreement, nor consent of or filing with (including any waiting period) any governmental authority is required to be obtained or performed on the part of the Company to permit the consummation of the transactions contemplated by this Agreement.

    7.4 SECURITIES LAW COMPLIANCE. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, but not limited to, the sale and issuance of the Shares by the Company to the Purchasers shall comply with and be effected in accordance with the applicable provisions of all federal and state securities laws.

    7.5 AMEX LISTING. The Company shall have complied with all rules and requirements of the American Stock Exchange and the Pacific Stock Exchange, and the Shares shall have been listed with the American Stock Exchange and the Pacific Stock Exchange.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. Except to the extent expressly waived in writing by the Company, the obligations of the Company set forth in this Agreement are subject to the fulfillment, at or before the Closing, of all of the following conditions:

    8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties of each Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

    8.2 PERFORMANCE. Buyer and each Purchaser shall have performed in all material respects each of the obligations of Buyer or each such Purchaser to be performed on or prior to the Closing pursuant to this Agreement.

9.  TERMINATION.

    9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Effective Date:

            (i) at any time, by mutual written agreement of the Company and Buyer's Representative;

            (ii) at any time, by the Company, if the Company accepts an Acquisition Proposal pursuant to Section 5.1 (NON-SOLICITATION; EXCLUSIVITY; BREAK-UP FEE) and pays to Buyer the cancellation or break-up fee specified therein;

            (iii) at any time prior to the Effective Date, if Buyer shall default in the observance, or in the due and timely performance, of any of the agreements or covenants contained in this Agreement, or if any of the Purchasers' (and Buyer's ) representations or warranties set forth in this Agreement were untrue in any material respect as of the date of this Agreement or became untrue in any material respect as of a subsequent date, the Company may terminate this Agreement upon five (5) calendar days' notice to Buyer's Representative, during which time Buyer shall have an opportunity to cure the default or breach; and

            (iv) at any time prior to the Effective Date, if the Company or any of the Holders shall default in the observance, or in the due and timely performance, of any of the agreements or covenants contained in this Agreement, or if the Company's representations or warranties set forth in this Agreement were untrue in any material respect as of the date of this Agreement or became untrue in any material respect as of a subsequent date, Buyer may terminate this Agreement upon five (5) calendar days' notice to the Company, during which time the Company shall have an opportunity to cure the default or breach.

            (v) by either party, if such party is not then in default under this Agreement, at any time after October 31, 1997 if the Closing has not occurred by then.

    9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, (a) each party shall re-deliver all documents and information of the other party relating to the transactions completed hereby and all confidential information received by any party to this Agreement with respect to the other party shall be treated in accordance with Section 6.3 (CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS) of this Agreement and the Confidentiality Agreement dated as of March 27, 1997 between the Company and Berg & Berg Enterprises, Inc.; (b) to the extent practicable, all filings, applications other submissions with any court or governmental or regulatory authority made pursuant to this Agreement shall, at the option of the Company, be withdrawn from the court or governmental or regulatory authority to which made; and (c) if this Agreement has been terminated pursuant to either Section 9.1(iii) or Section 9.1 (iv) (TERMINATION) of this Agreement, the parties shall retain all rights and remedies available to each of them at law or in equity, including but not limited to the right to bring an action against the defaulting party for specific performance.

10. GENERAL.

    10.1 SURVIVAL. The covenants, representations and warranties of the parties to this Agreement shall survive the Closing.

    10.2 BINDING EFFECT; BENEFITS; ASSIGNMENT. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the Company, the Holders and Buyer. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement except as expressly indicated in this Agreement. Neither the Company, the Holders nor Buyer shall assign any of their respective rights or obligations under this Agreement to any other person, firm or corporation without the prior written consent of the other party to this Agreement, except that Buyer may assign its rights and delegate its obligations under this Agreement pursuant to its right to amend the Schedule of Purchasers under Section 1.2.

    10.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without regard to its principles governing conflicts of laws.

    10.4 NOTICES. All notices, requests, demands and other communications to be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally, telecopied or sent by nationally recognized overnight delivery service, and shall be deemed given and effective when so delivered personally, telecopied or sent, as follows:

            (a)    If to Buyer or any Purchaser:

                   Berg & Berg Enterprises, Inc.
                   10050 Bandley Drive
                   Cupertino, California
                   Telecopier:  408/725-1626
                   Attention: Carl E. Berg
              with a copy to:

                   Graham & James LLP
                   600 Hansen Way
                   Palo Alto, California 94304
                   Telecopier:  415/856-3619
                   Attention:  Alan B. Kalin


            (b)    If to the Company:

                   Mission West Properties
                   6815 Flanders Drive, Suite 250
                   San Diego, California 92121-2905
                   Telecopier: 619/450-1618
                   Attention: Michael M. Earley

            with a copy to

                   Pillsbury Madison & Sutro LLP
                   101 West Broadway, Suite 1800
                   San Diego, California 92101
                   Telecopier: 619/236-1995
                   Attention: David R. Snyder

            Each party may change its address or telecopier number by prior written notice to the other parties.

    10.5 COUNTERPARTS. This Agreement may be executed by facsimile and in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

    10.6 EXPENSES. Buyer, the Company and the Holders shall pay their own respective expenses, costs and fees (including, without limitation, attorneys' and accountants' fees) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

    10.7 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the Company, the Holders and Buyer with respect to the transactions contemplated by this agreement, and supersedes all prior agreements, arrangements and understandings relating to the subject matter of this Agreement.

    10.8 AMENDMENT AND WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions of this Agreement may be waived, only by a written instrument executed by the Company and Buyer's Representative or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any such term, covenant, representation or warranty or any other term, covenant, representation or warranty set forth in this Agreement.

    10.9 HEADINGS. The headings of the sections and paragraphs of this agreement have been inserted for convenience or reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

    10.10 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any person other than the parties hereto and their respective successors or assigns any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. No third party shall have any right, independent of any right that exists irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

    10.11 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or document.

    10.12 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.


                     [Remainder of page intentionally left blank]

                     SIGNATURE PAGE FOR STOCK PURCHASE AGREEMENT



    IN WITNESS WHEREOF, the Company, each of the Holders and each Purchaser has executed this Agreement as of the day and year first above written.

BUYER:

                              Berg & Berg Enterprises, Inc.
                       --------------------------------------------------------
                              (Print or type name of Purchaser)

                       By:    /s/ Carl E. Berg
                          -----------------------------------------------------
                              (signature)

                       Name:  Carl E. Berg
                            ---------------------------------------------------
                              (Print or type if signing on Purchaser's behalf)

                       Title: President
                             --------------------------------------------------
                              (if applicable)


THE COMPANY:           MISSION WEST PROPERTIES


                       By:    /s/ Michael M. Earley
                          -----------------------------------------------------
                              (signature)

                       Name:  Michael M. Earley
                            ---------------------------------------------------
                              (print or type name)

                       Title: President
                             --------------------------------------------------
                              (if applicable)

THE HOLDERS:

                       ALARMGUARD HOLDINGS, INC.


                       By:    /s/ Russell R. MacDonnell
                          -----------------------------------------------------
                              (signature)

                       Name:  /s/ Russell R. MacDonnell
                            ---------------------------------------------------
                              (print or type name)

                       Title: Chairman
                             --------------------------------------------------
                              (if applicable)

ADDITIONAL SIGNATURE PAGE FOR STOCK PURCHASE AGREEMENT


                       BYRON WEBB, JR.


                              /s/ Byron B. Webb, Jr.
                       --------------------------------------------------------
                              (signature)


                       WILLIAM E. NELSON


                              /s/ William E. Nelson
                       --------------------------------------------------------
                              (signature)

                                      APPENDIX I


                                SCHEDULE OF PURCHASERS





                                    NUMBER OF SHARES
NAME & ADDRESS                        OF COMMON STOCK     PURCHASE PRICE
--------------                      ----------------     --------------

Berg & Berg Enterprises, Inc.           6,000,000          $900,000.00
10050 Bandley Drive
Cupertino, California 95014


















             Total                  ----------------    ----------------
                                         6,000,000          $900,000.00
                                         ---------          -----------
                                         ---------          -----------

                                     APPENDIX II

                                 SCHEDULE OF HOLDERS


                                    NUMBER OF SHARES
NAME & ADDRESS                       OF COMMON STOCK     PERCENT OWNED
--------------                      ----------------     -------------

Alarmguard Holdings, Inc.                676,050             44.10%
      c/o the Company



Byron B. Webb, Jr.                       170,419             11.10%
      c/o the Company



William E. Nelson                         77,361              4.98%
      c/o the Company

                                      AMENDMENT
                                          TO
                               STOCK PURCHASE AGREEMENT



    THIS AMENDMENT to the Stock Purchase Agreement, dated as of May 27, 1997 is entered into as of July 2, 1997, by and between a group of private investors identified on Appendix I to the Agreement (individually a "Purchaser" and collectively "Buyer"), which is led by Berg & Berg Enterprises, Inc., a California corporation ("Buyer's Representative"), on one hand, and Mission West Properties, a California corporation (the "Company"), and the shareholders of the Company identified on Appendix II to the Agreement (the "Holders"), on the other hand.

    Buyer, the Company, and the Holders hereby agree to amend section 6.5 of the Agreement to read in its entirety as follows (with the new provisions underlined in this Amendment only):

    6.5 DISTRIBUTION TO COMPANY SHAREHOLDERS. Within two (2) business days after the Effective Date, the Board of Directors of the Company will declare a distribution (THE "DISTRIBUTION") to shareholders which shall not exceed $5,059,299 in the aggregate; including the distribution of a note payable by the Company in the principal amount of $300,000 (or such lesser amount as is received from Spieker Properties by the Company with respect to a note for the same amount subsequent to the date of this Agreement the "Spieker Properties Note Receivable") to Alarmguard Holdings, Inc. in lieu of cash of like amount. The Distribution will be payable to shareholders of record of the Company as of a date as soon as practicable following the Effective Date (and prior to the Closing Date) such that Buyer will not be entitled to RECEIVE any portion thereof ("DISTRIBUTEES OF RECORD"). Prior to the Effective Date, Alarmguard Holdings, Inc. shall agree in writing to receive IN LIEU OF THE DISTRIBUTION IN CASH WITH RESPECT TO ITS SHARES OF COMMON STOCK THAT IT WOULD BE ENTITLED TO RECEIVE OTHERWISE, A CASH DISTRIBUTION REDUCED BY THE AMOUNT, IF ANY, BY WHICH $300,000 EXCEEDS the net proceeds realized by the Company from the Spieker Properties Note Receivable. PAYMENT OF THE DISTRIBUTION TO THE DISTRIBUTEES OF RECORD WILL BE MADE BY THE COMPANY BY OCTOBER 30, 1997 BUT NOT BEFORE OCTOBER 20, 1997. WITHIN FIVE (5) BUSINESS DAYS AFTER THE EFFECTIVE DATE THE COMPANY WILL OPEN AN INTEREST-BEARING, DEMAND OR OTHER SHORT-TERM DEPOSIT SAVINGS ACCOUNT (THE "DISTRIBUTION ACCOUNT") AT A FINANCIAL INSTITUTION WITH ASSETS EXCEEDING $10,000,000,000, AND THE COMPANY WILL DEPOSIT $5,059,299 (LESS AN AMOUNT EQUAL TO THE UNPAID PORTION OF THE SPIEKER PROPERTIES NOTE RECEIVABLE) INTO THE DISTRIBUTION ACCOUNT. ALL WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT AND INSTRUMENTS DRAWN THEREON WILL REQUIRE DUAL SIGNATURES. THE ONLY INDIVIDUAL SIGNATORIES ON THE DISTRIBUTION ACCOUNT WILL BE CARL E. BERG AND MICHAEL M. EARLEY, OR SUCH OTHER INDIVIDUALS AS BUYER'S REPRESENTATIVE AND THE COMPANY MAY APPROVE JOINTLY HEREAFTER.

    This Amendment shall be governed by the provisions of section 10 of the Agreement.

    IN WITNESS WHEREOF, the Company, each of the Holders and each Purchaser has executed this Amendment as of the day and year first above written.



BUYER:                                 Berg & Berg Enterprises, Inc.
-----                        --------------------------------------------------
                                       (Print or type name of Purchaser)

                             By:       /s/ Carl E. Berg
                                -----------------------------------------------
                                       (signature)

                             Name:     Carl E. Berg
                                  ---------------------------------------------
                                       (Print or type if signing on Purchaser's behalf)

                             Title:    President
                                   --------------------------------------------
                                       (if applicable)

THE COMPANY:                 MISSION WEST PROPERTIES
-----------

                             By:       /s/ Michael M. Earley
                                -----------------------------------------------
                                       (signature)

                             Name:     Michael M. Earley
                                  ---------------------------------------------
                                       (print or type name)

                             Title:    President
                                   --------------------------------------------
                                       (if applicable)

THE HOLDERS:                 ALARMGUARD HOLDINGS, INC.
-----------

                             By:       /s/ Russell R. MacDonnell
                                -----------------------------------------------
                                       (signature)

                             Name:     Russell R. MacDonnell
                                  ---------------------------------------------
                                       (print or type name)

                             Title:    Chairman
                                   --------------------------------------------
                                       (if applicable)



                             BYRON WEBB, JR.


                                       /s/ Byron B. Webb, Jr.
                             --------------------------------------------------
                                       (signature)


                             WILLIAM E. NELSON


                                       /s/ William E. Nelson
                             --------------------------------------------------
                                       (signature)

THE BOARD OF DIRECTORS SOLICITS YOUR PROXY FOR                 Please mark
THE FOLLOWING ITEMS.                                          your vote as
                                                              indicated in
                                                              this example




    1. Consideration of a proposal to sell 6,000,000 shares of Common Stock to a group of private investors led by Berg & Berg Enterprises, Inc. at a purchase price of $0.15 per share as set forth in the accompanying proxy statement.

                   FOR               AGAINST              ABSTAIN



    2. As they shall in their sole judgment determine on any other matter that may properly come before the meeting or any adjournment or postponement thereof.








SIGNATURE                        SIGNATURE                        DATE
         ------------------------         ------------------------    ---------
NOTE: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                       TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

PROXY
                               MISSION WEST PROPERTIES
                          FOR SPECIAL METING OF SHAREHOLDERS
                                    AUGUST 5, 1997
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Michael M. Earley and William E. Nelson, and each of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of Mission West Properties which the undersigned is entitled to vote at the Special Meeting of Shareholders of said Company to be held August 5, 1997, or any adjournment or postponement thereof, as specified on the reverse hereof.


THIS PROXY WILL BE VOTED AS THE UNDERSIGNED SPECIFIES ON THE REVERSE HEREOF. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO SELL 6,000,000 SHARES OF COMMON STOCK AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.




         (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE.)




                       TRIANGLE  FOLD AND DETACH HERE  TRIANGLE